Financial Results and Supplemental Information FOURTH QUARTER 2025 February 25, 2026 Exhibit 99.2 24225 W. Lorenzo Road Wilmington, IL

Table of Contents

SERVICE PROPERTIES TRUST

QUARTERLY RESULTS
- Service Properties Trust Announces Fourth Quarter 2025 Financial Results 4
- Fourth Quarter 2025 Highlights 5
- Full Year 2026 Guidance 7

FINANCIALS
- Key Financial Data 9
- Consolidated Statements of Income (Loss) 10
- Consolidated Balance Sheets 11
- Debt Summary 12
- Debt Maturity Schedule 13
- Leverage Ratios, Coverage Ratios and Debt Covenants 14
- Capital Expenditures Summary 15
- Property Acquisitions 16
- Property Dispositions 17

PORTFOLIO INFORMATION
- Portfolio Summary 19
- Consolidated Portfolio Diversification by Industry 20
- Consolidated Portfolio by Geographical Diversification 21
- Net Lease Portfolio by Brand 22
- Net Lease Portfolio by Industry 23
- Net Lease Portfolio by Tenant (Top 10) 24
- Net Lease Portfolio - Expiration Schedule 25
- Net Lease Portfolio - Occupancy Summary 26
- Hotel Portfolio by Brand 27
- Hotel Operating Statistics by Service Level - All Hotels (Fourth Quarter) - Three Months Ended December 31, 2025 28
- Hotel Operating Statistics by Service Level - All Hotels (Full Year) - Year Ended December 31, 2025 29

APPENDIX
- Company Profile and Research Coverage 31
- Governance Information 32
- Calculation of FFO, Normalized FFO and CAD 33
- Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re* 34
- Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels 35
- Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDA*re*, Adjusted EBITDA*re*, Hotel EBITDA and Adjusted Hotel EBITDA 36
- Non-GAAP Financial Measures and Certain Definitions 37

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 40

SVC

Nasdaq Listed

Trading Symbol:
Common Shares: SVC

Investor Relations Contact:
Kevin Barry, Senior Director
(617) 796-8232
kbarry@svcreit.com
ir@svcreit.com

Corporate Headquarters:
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
www.svcreit.com

All amounts in this presentation are unaudited.

Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

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3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (February 25, 2026): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended December 31, 2025. Distribution: SVC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on January 26, 2026. This distribution was paid on February 19, 2026. Conference Call: A conference call to discuss SVC’s fourth quarter results will be held on Thursday, February 26, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (855) 669-9658; the replay pass code is 3988457. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s fourth quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with approximately $10 billion invested in two asset categories: service-focused retail net lease properties and hotels. As of December 31, 2025, SVC owned 760 service- focused retail net lease properties with over 13.6 million square feet throughout the United States. As of December 31, 2025, SVC also owned 94 hotels with over 21,000 guest rooms throughout the United States and in Puerto Rico and Canada. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of December 31, 2025, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces Fourth Quarter 2025 Financial Results “SVC’s fourth quarter performance highlights our continued progress optimizing our portfolio, strengthening our financial profile and repositioning SVC for long term growth. We sold 66 hotels for a combined sales price of $534 million, and our remaining hotels achieved RevPAR growth that outpaced industry benchmarks for the fifth consecutive quarter. Our retail net lease portfolio continued to deliver stable rental income and rent coverage. For the full year, we sold 112 hotels for total proceeds of $859 million, which we used along with cash on hand to proactively redeem all $800 million of our 2026 debt maturities and $300 million of our February 2027 notes. In 2026, we remain focused on executing additional hotel dispositions and advancing our broader deleveraging strategy. To that end, we sold another hotel in January and are actively marketing 16 hotels totaling 3,177 keys. Additionally, last week we announced an accretive refinancing and priced $745 million of net lease mortgage notes. These actions reinforce our commitment to strengthening SVC’s cash flows for the benefit of our shareholders.” Christopher Bilotto President and Chief Executive Officer

5RETURN TO TABLE OF CONTENTS Fourth Quarter 2025 Highlights Financial Results • Net loss of $0.8 million, or $0.00 per common share. • Normalized FFO of $27.5 million, or $0.17 per common share. • Adjusted EBITDAre of $125.6 million. Portfolio Update • Hotel RevPAR of $99.24. • Adjusted Hotel EBITDA of $27.9 million. • Net Lease occupancy of 96.6% as of December 31, 2025. • Net Lease rent coverage of 1.98x. Update on Hotel Sales • During the fourth quarter, sold 66 hotels with a total of 8,294 keys for a combined sales price of $533.9 million. • Hotel sales proceeds totaled $858.8 million in 2025. • Since January 1, 2026, sold one hotel with a total of 133 keys for a sales price of $7.1 million. • Currently remarketing nine focused service Sonesta hotels with a total of 1,167 keys for sale. • Initiated marketing for seven full service Sonesta hotels with a total of 2,010 keys for sale. Note: All sales prices referenced above exclude closing costs.

6RETURN TO TABLE OF CONTENTS Fourth Quarter 2025 Highlights (Continued) Other Investment Activity • Invested $106.4 million in CapEx during the fourth quarter. • During the fourth quarter, acquired nine net lease properties with a total of 132,983 square feet for a combined purchase price of $41.3 million, a weighted average lease term of 13.1 years and rent coverage of 2.64x. • Since January 1, 2026, acquired three net lease properties with a total of 8,788 square feet for a combined purchase price of $7.4 million. • During the fourth quarter, sold one net lease property with 37,440 square feet for a sales price of $0.6 million. • Since January 1, 2026, sold one net lease property with 2,510 square feet for a sales price of $0.6 million. Note: All sales and purchase prices referenced above exclude closing costs. Financing/ Liquidity • During the fourth quarter, redeemed all $450.0 million of 4.75% senior unsecured notes due 2026 for a redemption price equal to the principal amount plus accrued interest and the make whole amount of $1.8 million, using cash on hand and borrowings under SVC’s revolving credit facility. • In January 2026, SVC redeemed $300.0 million of 4.95% senior unsecured notes due 2027 for a redemption price equal to the principal amount plus accrued interest and the make whole amount of $1.6 million, using cash on hand. • In February 2026, SVC priced $745.0 million in principal amount of net lease mortgage notes at a weighted average coupon rate of each class of notes of 5.96% and announced the early redemption of all $700.0 million of 8.375% senior guaranteed unsecured notes due 2029 for a redemption price equal to the principal amount plus accrued interest and a make whole premium. SVC expects to fund this redemption with the proceeds from the net lease mortgage notes transaction. • Currently no amounts outstanding under SVC’s $650.0 million revolving credit facility.

Full Year 2026 Guidance [1]

(amounts in thousands, except RevPar, share amounts and per share data)

	Full Year 2026 Guidance	
	Low End	High End
Total RevPar	$ 108.00	$ 113.00
Hotel EBITDA	$ 124,000	$ 144,000
Net Lease NOI	$ 380,000	$ 386,000
Adjusted EBITDAre	$ 500,000	$ 520,000
Normalized FFO	$ 110,000	$ 130,000
Normalized FFO Per Common Share	$ 0.65	$ 0.77
Total Capital Expenditures	$ 120,000	$ 140,000

(1) SVC does not provide a reconciliation of non-GAAP measures that it discloses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including, most notably, loss on impairment of real estate assets, gain or loss on sale of real estate, loss on early extinguishment of debt and equity in net earnings of investees. These items that would be contained in the most comparable GAAP measures are not indicative of SVC's ongoing operations, are uncertain, depend on various factors, and could have a material impact on SVC's GAAP results for the guidance period.

Full year 2026 guidance is based in part on the following assumptions:

- Mid-point general and administrative expense of approximately $40,000.
- Mid-point interest expense of $377,500.
- Estimated displacement from hotel renovations of approximately $12,000.
- Weighted average shares of approximately 168,500,000.
- No hotel acquisitions.
- No hotel dispositions other than closed sale of one hotel for approximately $7,100 since January 1, 2026.
- Net lease acquisitions of approximately $25,000, inclusive of approximately $7,400 of closed net lease acquisitions since January 1, 2026.
- Net lease dispositions of approximately $25,000, inclusive of approximately $610 since January 1, 2026.

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8RETURN TO TABLE OF CONTENTS Financials

9RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Selected Income Statement Data: Total revenues $ 397,453 $ 478,770 $ 503,436 $ 435,179 $ 456,559 Net loss $ (782) $ (46,945) $ (38,159) $ (116,435) $ (76,392) FFO $ 18,473 $ 30,432 $ 55,863 $ 10,186 $ 18,946 Normalized FFO $ 27,535 $ 33,910 $ 57,603 $ 10,836 $ 28,617 CAD $ (62,293) $ (13,024) $ 17,919 $ (33,538) $ (54,312) Rolling four quarter CAD $ (90,936) $ (82,955) $ (105,875) $ (117,922) $ (134,410) Adjusted EBITDAre $ 125,643 $ 145,018 $ 163,776 $ 115,821 $ 130,649 Per Common Share Data (basic and diluted): Net loss $ 0.00 $ (0.28) $ (0.23) $ (0.70) $ (0.46) FFO $ 0.11 $ 0.18 $ 0.34 $ 0.06 $ 0.11 Normalized FFO $ 0.17 $ 0.20 $ 0.35 $ 0.07 $ 0.17 CAD $ (0.37) $ (0.08) $ 0.11 $ (0.20) $ (0.33) Rolling four quarter CAD $ (0.55) $ (0.50) $ (0.64) $ (0.71) $ (0.81) Dividend Data: Annualized dividends paid per share during the period $ 0.04 $ 0.04 $ 0.04 $ 0.04 $ 0.04 Annualized dividend yield (at end of period) 2.2% 1.5% 1.7% 1.5% 1.6 % Annualized Normalized FFO payout ratio 5.9% 5.0% 2.9% 14.3% 5.9 % Rolling four quarter CAD payout ratio (1) (7.3) % (8.0) % (6.3) % (5.6) % (4.9) % Selected Balance Sheet Data: Total gross assets $ 9,001,105 $ 9,912,215 $ 10,198,221 $ 10,244,066 $ 10,358,194 Total assets $ 6,491,580 $ 6,980,324 $ 6,932,512 $ 6,976,079 $ 7,119,558 Total liabilities $ 5,845,456 $ 6,332,416 $ 6,236,568 $ 6,241,506 $ 6,267,685 Total shareholders’ equity $ 646,124 $ 647,908 $ 695,944 $ 734,573 $ 851,873 (dollars in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 12/31/2025 Capitalization: Total common shares (at end of period) 168,070,129 Closing price (at end of period) $ 1.84 Equity market capitalization (at end of period) $ 309,249 Debt (principal balance) 5,504,809 Total market capitalization $ 5,814,058 Liquidity: Cash and cash equivalents $ 346,813 Available borrowings under secured revolving credit facility (2) 650,000 Available borrowings under secured variable funding note(3) — Total liquidity $ 996,813 (1) Reflects the annualized dividends paid per common share during the period as a percentage of rolling four quarter CAD per common share. (2) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions. (3) As of December 31, 2025, SVC was fully drawn on its $45,000 variable funding note, or the VFN.

Consolidated Statements of Income (Loss)

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2025	2024	2025	2024
Revenues:				
Hotel operating revenues	$ 296,459	$ 357,048	$ 1,413,403	$ 1,496,705
Rental income [1]	100,994	99,511	401,435	400,223
Total revenues	397,453	456,559	1,814,838	1,896,928
Expenses:				
Hotel operating expenses [2]	263,431	312,285	1,226,542	1,274,153
Net lease operating expenses	5,294	5,345	21,597	19,817
Depreciation and amortization	76,380	94,000	314,963	371,786
General and administrative	9,836	8,580	40,667	40,239
Transaction related costs [3]	10,559	6,894	14,698	6,894
Loss on asset impairment [4]	101	5,182	81,889	56,212
Total expenses	365,601	432,286	1,700,356	1,769,101
Gain on sale of real estate, net [5]	58,372	5,159	84,218	6,269
Interest income	2,086	734	8,998	4,052
Interest expense (including amortization of debt issuance costs, discounts and premiums of $18,665, $8,359, $46,337 and $31,127, respectively)	(101,642)	(99,402)	(413,614)	(383,792)
Loss on early extinguishment of debt, net [6]	(2,368)	–	(2,897)	(16,181)
Loss before income tax benefit (expense) and equity in losses of an investee	(11,700)	(69,236)	(208,813)	(261,825)
Income tax benefit (expense) [7]	12,270	52	10,717	(1,402)
Equity in losses of an investee	(1,352)	(7,208)	(4,225)	(12,299)
Net loss	$ (782)	$ (76,392)	$ (202,321)	$ (275,526)
Weighted average common shares outstanding (basic and diluted)	166,353	165,594	165,951	165,338
Net loss per common share (basic and diluted)	$ 0.00	$ (0.46)	$ (1.22)	$ (1.67)


The Stephen F Austin Royal Sonesta Hotel
Austin, TX

See accompanying notes on page 36.

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11RETURN TO TABLE OF CONTENTS Consolidated Balance Sheets December 31, 2025 2024 ASSETS Real estate properties: Land $ 1,750,799 $ 1,930,459 Buildings, improvements and equipment 6,198,233 7,682,885 Total real estate properties, gross 7,949,032 9,613,344 Accumulated depreciation (2,442,966) (3,238,636) Total real estate properties, net 5,506,066 6,374,708 Acquired real estate leases and other intangibles, net 100,044 107,956 Assets of properties held for sale 94,366 43,101 Cash and cash equivalents 346,813 143,482 Restricted cash 25,275 13,904 Equity method investment 111,796 115,818 Due from related persons 241 3,911 Other assets, net 306,979 316,678 Total assets $ 6,491,580 $ 7,119,558 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured debt, net $ 3,233,683 $ 4,020,347 Secured debt, net 2,100,745 1,690,356 Accounts payable and other liabilities 458,908 532,522 Due to related persons 46,791 24,118 Liabilities of properties held for sale 5,329 342 Total liabilities 5,845,456 6,267,685 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 168,070,129 and 166,636,537 shares issued and outstanding, respectively 1,681 1,666 Additional paid in capital 4,563,371 4,560,334 Cumulative other comprehensive income 2,068 1,865 Cumulative net income 1,992,653 2,194,974 Cumulative common distributions (5,913,649) (5,906,966) Total shareholders’ equity 646,124 851,873 Total liabilities and shareholders’ equity $ 6,491,580 $ 7,119,558 (dollars in thousands, except per share data) Royal Sonesta Chicago Riverfront Chicago, IL

Debt Summary

SERVICE PROPERTIES TRUST

As of December 31, 2025 [1]
(dollars in thousands)

	Interest Rate		Principal Balance	Maturity Date		Due at Maturity	Years to Maturity
Secured Floating Rate Debt:							
$650,000 revolving credit facility [2][3]	6.370 %	$	–	6/29/27	$	–	1.5
$45,000 variable funding note [4]	5.620 %		45,000	1/27/27		45,000	1.1
Subtotal / weighted average	5.620 %		45,000			45,000	1.1
Secured Fixed Rate Debt:							
Net lease mortgage notes [5]	5.600 %		604,654	2/20/28		600,576	2.1
Senior secured notes due 2027 [6][8]	0.000 %		580,155	9/30/27		580,155	1.8
Senior secured notes due 2031 [7][8]	8.625 %		1,000,000	11/15/31		1,000,000	5.9
Subtotal / weighted average	5.498 %		2,184,809			2,180,731	3.8
Unsecured Fixed Rate Debt:							
Senior unsecured notes due 2027 [1]	4.950 %		100,000	2/15/27		100,000	1.1
Senior unsecured notes due 2027 [8]	5.500 %		450,000	12/15/27		450,000	2.0
Senior unsecured notes due 2028	3.950 %		400,000	1/15/28		400,000	2.0
Senior unsecured notes due 2029 [8][9]	8.375 %		700,000	6/15/29		700,000	3.5
Senior unsecured notes due 2029	4.950 %		425,000	10/1/29		425,000	3.8
Senior unsecured notes due 2030	4.375 %		400,000	2/15/30		400,000	4.1
Senior unsecured notes due 2032 [8]	8.875 %		500,000	6/15/32		500,000	6.5
Subtotal / weighted average	6.287 %		2,975,000			2,975,000	3.6
Total / weighted average	5.950 %	$	5,204,809		$	5,200,731	3.6

(1) Adjusted for the redemption of $300,000 of 4.95% senior unsecured notes due 2027 in January 2026.

(2) SVC is required to pay interest at a rate of SOFR plus a premium, which was 275 basis points per annum as of December 31, 2025. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six-month periods.

(3) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 55 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility.

(4) The VFN is secured by the 314 net lease properties that secure SVC's net lease mortgage notes (see Note 5). SVC is required to pay interest on drawings under the VFN at a rate of SOFR plus a premium of 175 basis points per annum and an unused commitment fee of 50 basis points per annum on undrawn amounts. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of the VFN by one year.

(5) These notes are secured by 314 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.

(6) No cash interest will accrue on these senior secured notes prior to maturity. The accreted value of these senior secured notes will increase at a rate of 7.50% per annum compounded semiannually on March 30 and September 30 of each year, such that the accreted value will equal the principal amount at maturity. These notes are secured by first-priority liens on the equity interests of subsidiaries owning 36 travel centers leased to TravelCenters of America Inc., or TA, pursuant to one master lease.

(7) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TA pursuant to two master leases.

(8) These notes are guaranteed by certain of SVC's subsidiaries.

(9) On February 20, 2026, SVC announced the early redemption of its 8.375% senior guaranteed unsecured notes due 2029 for a redemption price equal to the principal amount of $700,000 plus accrued interest and a make whole premium. SVC expects to fund this redemption on or about March 7, 2026 using proceeds from the issuance of $745,000 of net lease mortgage notes expected to close on March 6, 2026.

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Debt Maturity Schedule

As of December 31, 2025 [1]

(dollars in thousands)



$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
$1,958
$582,114
$45,000
$550,000
$600,737
$400,000
$1,125,000
$400,000
$1,000,000
$500,000
2026
2027
2028
2029(5)
2030
2031
2032
Unsecured Fixed Rate Debt (1)
Secured Floating Rate Debt (2)
Secured Fixed Rate Debt (3)(4)

Secured vs. Unsecured Debt



Secured 42.8%
Unsecured 57.2%

(1) Adjusted for the redemption of $300,000 of 4.95% senior unsecured notes due 2027 in January 2026.

(2) As of February 23, 2026, SVC had no amounts outstanding under its $650,000 revolving credit facility and $45,000 outstanding under the VFN.

(3) SVC's net lease mortgage notes due 2028 are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date.

(4) SVC has a one-time option to extend the maturity date of its $580,155 of senior secured notes due 2027 by one year to September 30, 2028, subject to satisfaction of certain conditions and the payment of an extension fee. If SVC exercises this option, interest payments will be due semi-annually during the extension period at an initial interest rate of 7.50% per annum, which interest rate will increase periodically by 25 basis points.

(5) On February 20, 2026, SVC announced the early redemption of its 8.375% senior guaranteed unsecured notes due 2029 for a redemption price equal to the principal amount of $700,000 plus accrued interest and a make whole premium. SVC expects to fund this redemption on or about March 7, 2026 using proceeds from the issuance of $745,000 of net lease mortgage notes expected to close on March 6, 2026.

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Leverage Ratios, Coverage Ratios and Debt Covenants

(dollars in thousands)

	As of and for the Trailing Twelve Months Ended				
	12/31/2025 (1)	9/30/2025 (2)	6/30/2025	3/31/2025	12/31/2024
Leverage Ratios:					
Net debt / total gross assets (3)	59.0 %	57.9 %	56.5 %	55.6 %	54.9 %
Net debt / gross book value of real estate assets(3) and cash and cash equivalents	62.9 %	61.6 %	60.0 %	58.9 %	58.3 %
Secured debt / total assets	47.4 %	34.9 %	25.0 %	24.3 %	24.6 %
Variable rate debt / net debt	0.9 %	2.6 %	2.5 %	1.7 %	2.6 %
Coverage Ratios:					
Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense	1.3x	1.4x	1.4x	1.5x	1.5x
Net debt / rolling four-quarter Adjusted EBITDAre	9.4x	10.0x	10.2x	9.9x	9.9x

	As of and for the Trailing Twelve Months Ended				
	12/31/2025 (1)	9/30/2025 (2)	6/30/2025	3/31/2025	12/31/2024
Senior Note Debt Covenants:					
Maintenance Covenant:					
Total unencumbered assets / unsecured debt - required minimum 150%	218.7 %	202.6 %	190.0 %	171.7 %	175.3 %
Incurrence Covenants:					
Total debt / adjusted total assets - allowable maximum 60.0%	58.7 %	57.5 %	55.9 %	55.2 %	54.9 %
Secured debt / adjusted total assets - allowable maximum 40.0%	33.2 %	23.9 %	16.8 %	16.3 %	16.5 %
Consolidated income available for debt service / debt service - required minimum 1.50x	1.59x	1.56x	1.49x	1.50x	1.52x
Total unencumbered assets in guarantor subsidiaries / senior guaranteed unsecured debt - required minimum 2.2x	4.92x	3.84x	4.51x	4.06x	4.14x


Royal Sonesta New Orleans
New Orleans, LA
DESIRE

(1) Proforma for the redemption of $300,000 of 4.95% senior unsecured notes due 2027 redeemed in January 2026, and the issuance of $745,000 of net lease mortgage notes and the redemption of $700,000 of 8.375% senior guaranteed unsecured notes due 2029 both expected to occur in March 2026.
(2) Proforma for the redemption of $450,000 of 4.75% senior unsecured notes due 2026 redeemed in October 2025.
(3) Total gross assets and gross book value of real estate assets includes assets of properties held for sale.

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15RETURN TO TABLE OF CONTENTS For the Three Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Hotel capital improvements $ 92,971 $ 41,632 $ 36,727 $ 41,430 $ 79,987 Lease related costs 2,193 538 275 274 1,464 Recurring capital expenditures 95,164 42,170 37,002 41,704 81,451 Redevelopment and other activities 9,953 3,241 1,109 3,047 2,741 FF&E Reserve fundings (1) 1,312 1,576 1,124 1,068 1,527 Total capital improvements & FF&E Reserve fundings $ 106,429 $ 46,987 $ 39,235 $ 45,819 $ 85,719 (dollars in thousands) Capital Expenditures Summary Nautilus Sonesta South Beach Miami, FL (1) Includes capital expenditures funded from SVC’s FF&E Reserve.

16RETURN TO TABLE OF CONTENTS Quarter Acquired Number of Properties Property Type Number of Brands Square Footage Purchase Price (1) Purchase Price per Square Foot Average Cash Cap Rate (2) Average GAAP Cap Rate (2) Weighted Average Lease Term (2)(3) Average Rent Coverage (2) Q2 2025 7 Net Lease 3 83,326 $ 29,923 $ 359 7.3% 8.4% 16.1 years 2.60x Q3 2025 13 Net Lease 6 67,450 24,778 367 7.5% 8.3% 13.9 years 2.61x Q4 2025 9 Net Lease 5 132,983 41,292 311 7.5% 8.2% 13.1 years 2.64x Q1 2026 (4) 3 Net Lease 2 8,788 7,398 842 8.0% 8.9% 15.6 years 4.17x Total 32 16 292,547 $ 103,391 $ 353 7.5% 8.3% 14.3 years 2.74x Property Acquisitions Since January 1, 2025 (dollars in thousands) (1) Represents gross purchase price and excludes closing related costs. (2) Metrics are as of acquisition date and exclude the acquisition of a mixed use property adjacent to one of SVC’s full service hotels acquired in Q2 2025. (3) The average lease term is weighted based on annual GAAP rent. (4) Q1 2026 data represents acquisitions through February 23, 2026. Grand Prairie, TXFitzgerald, GA

Property Dispositions

Since January 1, 2025
(dollars in thousands, except per room or suite data)

Quarter Disposed	Number of Properties	Property Type	Brand	Location	Square Footage / Rooms or Suites	Sales Price (1)	Average Sales Price per Square Foot / Room or Suite
Q1 2025	3	Net Lease	Vacant	GA, IA, OH	103,043	$ 3,100	$ 30
	3	Hotel	Sonesta Select®	MI, MN, MO	420	15,100	35,952
	1	Hotel	Sonesta Simply Suites®	MI	94	4,500	47,872
Q2 2025	2	Net Lease	Vacant	IN, TN	103,650	4,565	44
	1	Net Lease	Austin's Park N' Pizza (2)	TX	35,740	8,736	244
	1	Net Lease	Sharks Fish & Chicken	IL	1,122	395	352
	1	Hotel	Sonesta Simply Suites®	AL	98	3,900	39,796
	1	Hotel	Sonesta Select®	TX	160	9,000	56,250
Q3 2025	2	Net Lease	Vacant	OH	35,843	1,595	44
	1	Net Lease	Axels	MN	7,564	650	86
	26	Hotel	Sonesta Select®	13 States	3,798	237,552	62,547
	13	Hotel	Sonesta ES Suites®	Nine States	1,630	42,300	25,951
	1	Hotel	Sonesta Simply Suites®	WA	137	12,500	91,241
Q4 2025	1	Net Lease	Vacant	PA	37,440	550	15
	35	Hotel	Sonesta Simply Suites®	19 States	4,236	231,200	54,580
	26	Hotel	Sonesta ES Suites®	11 States	3,333	267,900	80,378
	5	Hotel	Sonesta Select®	AZ, CA	725	34,800	48,000
Q1 2026 (3)	1	Net Lease	Vacant	TN	2,510	610	243
	1	Hotel	Sonesta Simply Suites®	MA	133	7,100	53,383
Total	125				326,912 / 14,764	$ 886,053	$62 / $58,646

(1) Represents cash sales price and excludes closing related costs.
(2) Sold subject to tenant purchase option.
(3) Q1 2026 data represents dispositions through February 23, 2026.

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17

18RETURN TO TABLE OF CONTENTS Portfolio Information

19RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease Properties 51.4% Hotels 48.6% Number of Properties Net Lease Properties 760 Net lease square feet 13,601,902 Hotel Properties 94 Average net lease property size 17,897 sq. ft. Total Properties 854 Number of hotel rooms 21,243 Average hotel property size 226 rooms Investments Diversification Facts Net Lease Properties $ 5,093,148 Tenants/Operators 185 Hotels 4,813,967 Brands 149 Total Investments $ 9,907,115 Industries 22 States 46 Geographical Diversification CA 12% TX 7% FL 7% IL 6% GA 6% OH 5% AZ 3% LA 3% PA 3% MO 3% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of December 31, 2025 (dollars in thousands) (1) Based on investment. (1) (1) The Yorkville Royal Sonesta Hotel Toronto, ON

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2025
(dollars in thousands)

Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1. Hotels	94	21,243	$	4,813,967	48.6%
2. Travel Centers	178	5,099,794		3,311,787	33.4%
3. Restaurants - Quick Service	211	651,136		293,030	3.0%
4. Restaurants - Casual Dining	59	505,374		208,582	2.1%
5. Health and Fitness	15	969,041		204,027	2.1%
6. Movie Theaters	14	747,904		134,478	1.4%
7. Grocery Stores	19	1,020,819		129,152	1.3%
8. Automotive Equipment and Services	64	463,492		107,341	1.1%
9. Medical, Dental Office	70	372,171		104,042	1.1%
10. Home Goods and Leisure	14	542,666		98,242	1.0%
11. Automotive Dealers	8	177,433		62,656	0.6%
12. General Merchandise Stores	4	381,193		55,457	0.6%
13. Entertainment	3	164,113		51,473	0.5%
14. Educational Services	6	139,140		37,730	0.4%
15. Car Washes	7	55,951		36,125	0.4%
16. Building Materials	29	465,283		34,006	0.3%
17. Sporting Goods	4	184,255		29,367	0.3%
18. Miscellaneous Manufacturing	5	538,932		24,355	0.2%
19. Dollar Stores	7	72,052		10,253	0.1%
20. Drug Stores and Pharmacies	3	32,036		9,699	0.1%
21. Legal Services	3	17,029		7,609	0.1%
22. Other	11	281,944		66,061	0.5%
23. Vacant	26	720,144		77,676	0.8%
Total	854	21,243 / 13,601,902	$	9,907,115	100.0%



PETRO

Wilmington, IL



POPEYES
SBARRO
Bob Evans
NOW OPEN

Hebron, OH

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20

21RETURN TO TABLE OF CONTENTS Investments State Total Property Count Net Lease Count Hotel Count Total % of Total Net Lease Net Lease % of Total Hotel Hotel % of Total California 41 22 19 $ 1,154,485 11.7% $ 273,065 5.4% $ 881,420 18.3 % Texas 62 57 5 714,936 7.2% 518,030 10.2% 196,906 4.1 % Florida 55 48 7 701,123 7.1% 258,640 5.1% 442,483 9.2 % Illinois 58 54 4 615,606 6.2% 283,864 5.6% 331,742 6.9 % Georgia 77 70 7 559,659 5.6% 265,469 5.2% 294,190 6.1 % Ohio 41 38 3 446,663 4.5% 325,467 6.4% 121,196 2.5 % Arizona 30 25 5 351,770 3.6% 248,723 4.9% 103,047 2.1 % Louisiana 13 12 1 349,288 3.5% 131,705 2.6% 217,583 4.5 % Pennsylvania 28 27 1 282,763 2.9% 200,037 3.9% 82,726 1.7 % Missouri 25 24 1 252,291 2.5% 121,733 2.4% 130,558 2.7 % Top 10 430 377 53 5,428,584 54.8% 2,626,733 51.7% 2,801,851 58.1 % Other (1) 424 383 41 4,478,531 45.2% 2,466,415 48.3% 2,012,116 41.9 % Total 854 760 94 $ 9,907,115 100.0% $ 5,093,148 100.0% $ 4,813,967 100.0% (1) Consists of properties in 36 different states, the District of Columbia, San Juan, Puerto Rico and Ontario, Canada with an average investment of $10,563 per property. Consolidated Portfolio by Geographic Diversification As of December 31, 2025 (dollars in thousands) Royal Sonesta Boston Cambridge, MA

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of December 31, 2025
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	131	3,683,923	$ 2,254,950	44.3 %	$ 180,329	46.2 %	1.20x (1)
2.	Petro Stopping Centers	44	1,367,802	1,015,156	19.9 %	83,933	21.5 %	1.20x (1)
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.0 %	4.00x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	6,347	1.6 %	2.59x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	6,223	1.6 %	2.61x
6.	Heartland Dental	59	234,274	61,120	1.2 %	5,159	1.3 %	4.43x
7.	Pizza Hut	45	179,216	54,248	1.1 %	4,353	1.1 %	2.16x
8.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	5.77x
9.	Norms	10	63,490	53,673	1.1 %	3,430	0.9 %	3.62x
10.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,312	0.8 %	3.14x
11.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	10.27x
12.	Fleet Farm	1	218,248	37,802	0.7 %	2,894	0.7 %	2.11x
13.	Big Al's	2	111,912	35,214	0.7 %	2,569	0.7 %	0.79x
14.	AMC Theatres	5	251,166	57,450	1.1 %	2,426	0.6 %	2.32x
15.	Mister Car Wash	5	41,456	28,658	0.6 %	2,303	0.6 %	4.23x
16.	B&B Theatres	4	261,300	37,619	0.7 %	2,260	0.6 %	1.09x
17.	Martin's	16	81,909	32,017	0.6 %	2,252	0.6 %	1.69x
18.	Popeye's	20	45,708	28,434	0.6 %	2,058	0.5 %	4.21x
19.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,954	0.5 %	1.30x
20.	Burger King	17	55,127	29,204	0.6 %	1,941	0.5 %	2.75x
21.	Hardee's	15	49,958	24,919	0.5 %	1,764	0.5 %	1.83x
22.	Church's Chicken	32	43,399	26,326	0.5 %	1,763	0.5 %	2.85x
23.	KinderCare	3	61,276	22,041	0.4 %	1,760	0.5 %	2.23x
24.	Regal Cinemas	4	186,406	29,659	0.6 %	1,758	0.5 %	2.39x
25.	United Supermarkets	6	236,178	26,121	0.5 %	1,757	0.5 %	3.92x
26.	Other (2)	283	4,565,535	801,802	15.7 %	52,862	13.4 %	4.01x
	Total	760	13,601,902	$ 5,093,148	100.0 %	$ 390,051	100.0 %	1.98x


Saint Augustine, FL

(1) See Note 1 on page 24 regarding TA rent coverage.
(2) Consists of 115 distinct brands with an average investment of $2,833 per property and an average annual minimum rent of $187 per property.

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22

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of December 31, 2025
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$ 3,311,787	65.0%	$ 267,574	68.6%	1.22x [1]
2.	Restaurants - Quick Service	211	651,136	293,030	5.8%	20,783	5.3%	2.87x
3.	Health and Fitness	15	969,041	204,027	4.0%	13,233	3.4%	2.08x
4.	Restaurants - Casual Dining	59	505,374	208,582	4.1%	13,063	3.3%	3.03x
5.	Grocery Stores	19	1,020,819	129,152	2.5%	9,883	2.5%	3.12x
6.	Medical, Dental Office	70	372,171	104,042	2.0%	8,680	2.2%	3.47x
7.	Automotive Equipment and Services	64	463,492	107,341	2.1%	7,865	2.0%	4.98x
8.	Home Goods and Leisure	14	542,666	98,242	1.9%	7,711	2.0%	4.00x
9.	Movie Theaters	14	747,904	134,478	2.6%	7,104	1.8%	2.13x
10.	Automotive Dealers	8	177,433	62,656	1.2%	5,094	1.3%	7.98x
11.	General Merchandise Stores	4	381,193	55,457	1.1%	4,054	1.0%	2.92x
12.	Entertainment	3	164,113	51,473	1.0%	3,947	1.0%	1.08x
13.	Building Materials	29	465,283	34,006	0.7%	3,256	0.8%	8.69x
14.	Educational Services	6	139,140	37,730	0.7%	2,902	0.7%	2.46x
15.	Car Washes	7	55,951	36,125	0.7%	2,846	0.7%	4.85x
16.	Sporting Goods	4	184,255	29,367	0.6%	1,920	0.5%	4.57x
17.	Miscellaneous Manufacturing	5	538,932	24,355	0.5%	1,741	0.4%	14.17x
18.	Dollar Stores	7	72,052	10,253	0.2%	721	0.2%	2.31x
19.	Legal Services	3	17,029	7,609	0.1%	681	0.2%	0.90x
20.	Drug Stores and Pharmacies	3	32,036	9,699	0.2%	590	0.2%	1.26x
21.	Other [2]	11	281,944	66,061	1.3%	6,403	1.9%	4.51x
22.	Vacant	26	720,144	77,676	1.7%	–	–%	–x
	Total	760	13,601,902	$ 5,093,148	100.0%	$ 390,051	100.0%	1.98x


Mister CAR WASH
Albuquerque, NM


Arby's
Sterling Heights, MI

(1) See Note 1 on page 24 regarding TA rent coverage.
(2) Consists of miscellaneous businesses with an average investment of $6,006 per property.

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23

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of December 31, 2025
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.(1)	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.2 %	$ 264,262	67.8 %	7.4	1.20x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.0 %	1.7	4.00x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	6,347	1.6 %	9.5	2.59x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	6,223	1.6 %	9.8	2.61x
5.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	9.3	5.77x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,430	0.9 %	19.5	3.62x
7.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,312	0.8 %	3.0	3.14x
8.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.8 %	9.3	10.27x
9.	Fleet Farm Group LLC	Fleet Farm	1	218,248	37,802	0.7 %	2,894	0.7 %	10.5	2.11x
10.	Heartland Dental, LLC	Heartland Dental	35	117,603	31,045	0.6 %	2,686	0.7 %	6.9	5.21x
	Subtotal, Top 10		275	7,121,026	3,789,673	74.4 %	303,798	77.9 %	7.5	1.57x
11.	Other (2)	Various	485	6,480,876	1,303,475	25.6 %	86,253	22.1 %	7.3	3.41x
	Total		760	13,601,902	$ 5,093,148	100.0 %	$ 390,051	100.0 %	7.4	1.98x

(1) TA is SVC's largest tenant. As of December 31, 2025, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of December 31, 2025 was $3,022,867. Annualized minimum rent amounts and the rent used to calculate rent coverage is based on the stated rent amounts in the lease and excludes the impact of rents prepaid by TA. Rent coverage was 1.21x, 1.23x, 1.35x, 1.24x and 1.05x for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of December 31, 2025.

(2) Consists of 171 tenants with an average investment of $2,688 per property and an average annual minimum rent of $178 per property.

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24

25RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2026 65 644,888 $ 8,630 2.2% 2.2% 2027 36 1,007,582 12,783 3.3% 5.5% 2028 22 592,579 9,622 2.5% 8.0% 2029 79 621,771 10,622 2.7% 10.7% 2030 39 319,702 7,544 1.9% 12.6% 2031 46 463,431 6,796 1.7% 14.3% 2032 35 137,154 2,903 0.7% 15.0% 2033 213 5,371,427 270,571 69.4% 84.4% 2034 22 289,885 5,744 1.5% 85.9% 2035 48 1,188,024 21,595 5.5% 91.4% 2036 28 395,650 7,178 1.8% 93.2% 2037 14 686,103 4,867 1.2% 94.4% 2038 6 44,484 1,201 0.3% 94.7% 2039 14 241,746 4,885 1.3% 96.0% 2040 33 223,031 5,814 1.5% 97.5% 2041 9 233,084 2,637 0.7% 98.2% 2042 1 5,775 160 —% 98.2% 2043 7 127,440 2,164 0.6% 98.8% 2044 2 93,010 278 0.1% 98.9% 2045 12 157,306 3,783 1.0% 99.9% 2051 3 7,414 274 0.1% 100.0% Total 734 12,851,486 $ 390,051 100.0% Weighted Average Lease Term 7.4 years 7.4 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of December 31, 2025 (dollars in thousands) Centennial, CO Bixby, OK Hereford, TX

26RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 12/31/2025 9/30/2025 6/30/2025 3/31/2025 12/31/2024 Properties (end of period) 760 752 742 739 742 Vacant properties beginning of period 20 20 16 18 18 Vacant properties sold (1) (2) (2) (3) (3) Vacant properties leased — (2) — — — Lease terminations 7 4 6 1 3 Vacant properties end of the period 26 20 20 16 18 Percentage of properties leased 96.6% 97.3% 97.3% 97.8% 97.6 % Net Lease Portfolio - Occupancy Summary As of December 31, 2025 Wilmington, IL

27RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 18.1% 5,663 26.7% $ 1,996,881 41.5% $ 352,619 Sonesta Hotels & Resorts® Full Service Upscale 22 23.4% 7,208 33.9% 1,534,639 31.9% 212,908 Hyatt Place® Select Service Upscale 17 18.1% 2,107 9.9% 328,520 6.8% 155,918 Sonesta ES Suites® Extended Stay Upper Midscale 13 13.8% 1,726 8.1% 310,396 6.4% 179,835 Sonesta Simply Suites® Extended Stay Midscale 10 10.6% 1,521 7.2% 180,896 3.8% 118,932 Radisson® Hotels & Resorts Full Service Upscale 5 5.3% 1,149 5.4% 171,562 3.6% 149,314 Crowne Plaza® Full Service Upscale 1 1.1% 495 2.3% 127,128 2.6% 256,824 Sonesta Select® Select Service Upscale 7 7.5% 1,028 4.9% 117,676 2.4% 114,471 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 2.1% 346 1.6% 46,269 1.0% 133,725 Total/Average Hotels 94 100.0% 21,243 100.0% $ 4,813,967 100.0% $ 226,614 Hotel Portfolio by Brand As of December 31, 2025 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - All Hotels* (Fourth Quarter)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,			Three Months Ended December 31,		
Brand	No. of Hotels	No. of Rooms or Suites	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	14	4,821	62.4 %	62.5 %	(0.1) pts	$ 236.52	$ 236.46	– %	$ 147.47	$ 147.79	(0.2)%	$ 10,928	$ 13,997	(21.9)%
Sonesta Hotels & Resorts®	18	6,040	61.1 %	55.6 %	5.5 pts	166.28	165.59	0.4 %	101.54	92.10	10.2 %	4,368	8,070	(45.9)%
Radisson® Hotels & Resorts	5	1,149	59.5 %	62.6 %	(3.1) pts	142.53	142.77	(0.2)%	84.86	89.34	(5.0)%	1,013	968	4.6 %
Country Inn & Suites® by Radisson	2	346	66.9 %	67.7 %	(0.8) pts	120.37	133.27	(9.7)%	80.50	90.20	(10.8)%	22	151	(85.4)%
Crowne Plaza®	1	495	59.8 %	56.8 %	3.0 pts	129.74	132.57	(2.1)%	77.64	75.30	3.1 %	881	733	20.2 %
Full Service Total/Average	40	12,851	61.5 %	59.2 %	2.3 pts	188.20	189.28	(0.6)%	115.78	112.04	3.3 %	17,212	23,919	(28.0)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	69.1 %	66.0 %	3.1 pts	144.49	142.92	1.1 %	99.89	94.39	5.8 %	1,638	1,875	(12.6)%
Sonesta Select®	6	873	56.8 %	59.8 %	(3.0) pts	122.38	130.91	(6.5)%	69.51	78.32	(11.3)%	540	1,348	(59.9)%
Sonesta Simply Suites®	7	1,144	76.6 %	80.7 %	(4.1) pts	126.83	128.16	(1.0)%	97.11	103.40	(6.1)%	3,701	4,632	(20.1)%
Hyatt Place®	17	2,107	64.5 %	64.6 %	(0.1) pts	113.40	117.44	(3.4)%	73.15	75.88	(3.6)%	2,149	1,617	32.9 %
Focused Service Total/Average	37	5,082	66.8 %	67.7 %	(0.9) pts	124.25	127.05	(2.2)%	82.96	85.99	(3.5)%	8,028	9,472	(15.2)%
Retained Hotels Total/Average	**77**	**17,933**	**63.0 %**	**61.6 %**	**1.4 pts**	**$ 168.99**	**$ 169.90**	**(0.5)%**	**$ 106.48**	**$ 104.65**	**1.7 %**	**$ 25,240**	**$ 33,391**	**(24.4)%**
Exit Hotels														
Full Service														
Royal Sonesta Hotels®	3	842	42.3 %	42.3 %	– pts	$ 164.79	$ 174.03	(5.3)%	$ 69.66	$ 73.60	(5.3)%	$ (2,321)	$ (1,654)	(40.3)%
Sonesta Hotels & Resorts®	4	1,168	47.2 %	51.2 %	(4.0) pts	84.80	94.50	(10.3)%	40.04	48.41	(17.3)%	(2,608)	(366)	n/m
Full Service Total/Average	7	2,010	45.1 %	47.5 %	(2.4) pts	116.18	124.17	(6.4)%	52.45	58.96	(11.0)%	(4,929)	(2,020)	(144.0)%
Extended Stay and Select Service														
Sonesta ES Suites®	6	768	65.6 %	67.4 %	(1.8) pts	112.04	117.24	(4.4)%	73.53	79.06	(7.0)%	399	1,158	(65.5)%
Sonesta Select®	1	155	67.5 %	74.1 %	(6.6) pts	124.37	120.91	2.9 %	83.93	89.57	(6.3)%	129	110	17.3 %
Sonesta Simply Suites®	3	377	70.6 %	71.3 %	(0.7) pts	89.52	89.12	0.4 %	63.19	63.55	(0.6)%	426	74	n/m
Total Focused Service	10	1,300	67.3 %	69.3 %	(2.0) pts	106.66	109.32	(2.4)%	71.77	75.81	(5.3)%	954	1,342	(28.9)%
Exit Hotels Total/Average	**17**	**3,310**	**53.8 %**	**56.1 %**	**(2.3) pts**	**$ 111.51**	**$ 116.96**	**(4.7)%**	**$ 60.04**	**$ 65.58**	**(8.4)%**	**$ (3,975)**	**$ (678)**	**n/m**
All Hotels Total/Average	**94**	**21,243**	**61.6 %**	**60.7 %**	**0.9 pts**	**$ 161.16**	**$ 162.28**	**(0.7)%**	**$ 99.24**	**$ 98.56**	**0.7 %**	**$ 21,265**	**$ 32,713**	**(35.0)%**

* Results of all hotels owned as of December 31, 2025, excluding the results of hotels sold by SVC during the periods presented.

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28

Hotel Operating Statistics by Service Level - All Hotels* (Full Year)

SERVICE PROPERTIES TRUST

(dollars in thousands, except ADR and RevPAR)

			Occupancy			ADR			RevPAR			Adjusted Hotel EBITDA		
			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,			Year Ended December 31,		
Brand	No. of Hotels	No. of Rooms or Suites	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change
Retained Hotels														
Full Service														
Royal Sonesta Hotels®	14	4,821	64.1 %	63.9 %	0.2 pts	$ 242.18	$ 240.63	0.6 %	$ 155.22	$ 153.81	0.9 %	$ 56,916	$ 66,584	(14.5)%
Sonesta Hotels & Resorts®	18	6,040	62.9 %	59.8 %	3.1 pts	171.97	171.92	– %	108.11	102.87	5.1 %	34,876	46,052	(24.3)%
Radisson® Hotels & Resorts	5	1,149	61.4 %	65.4 %	(4.0) pts	150.94	147.07	2.6 %	92.60	96.14	(3.7)%	3,308	5,050	(34.5)%
Country Inn & Suites® by Radisson	2	346	68.3 %	70.2 %	(1.9) pts	139.96	148.28	(5.6)%	95.54	104.14	(8.3)%	799	1,657	(51.8)%
Crowne Plaza®	1	495	66.6 %	63.3 %	3.3 pts	141.18	142.09	(0.6)%	94.03	90.01	4.5 %	5,719	5,051	13.2 %
Full Service Total/Average	40	12,851	63.5 %	62.3 %	1.2 pts	194.56	194.15	0.2 %	123.51	120.91	2.1 %	101,618	124,394	(18.3)%
Extended Stay and Select Service														
Sonesta ES Suites®	7	958	74.7 %	71.0 %	3.7 pts	149.65	152.75	(2.0)%	111.77	108.44	3.1 %	10,821	11,594	(6.7)%
Sonesta Select®	6	873	65.2 %	64.2 %	1.0 pts	134.65	139.44	(3.4)%	87.74	89.50	(2.0)%	6,343	7,847	(19.2)%
Sonesta Simply Suites®	7	1,144	72.6 %	74.1 %	(1.5) pts	124.41	123.47	0.8 %	90.37	91.47	(1.2)%	12,976	14,091	(7.9)%
Hyatt Place®	17	2,107	68.2 %	63.4 %	4.8 pts	120.63	120.48	0.1 %	82.23	76.35	7.7 %	10,813	5,859	84.6 %
Focused Service Total/Average	37	5,082	69.9 %	67.4 %	2.5 pts	129.61	130.74	(0.9)%	90.58	88.06	2.9 %	40,953	39,391	4.0 %
Retained Hotels Total/Average	**77**	**17,933**	**65.3 %**	**63.7 %**	**1.6 pts**	**$ 174.86**	**$ 175.14**	**(0.2)%**	**$ 114.17**	**$ 111.60**	**2.3 %**	**$ 142,571**	**$ 163,785**	**(13.0)%**
Exit Hotels														
Full Service														
Royal Sonesta Hotels®	3	842	47.2 %	46.4 %	0.8 pts	$ 166.91	$ 175.04	(4.6)%	$ 78.77	$ 81.27	(3.1)%	$ (6,404)	$ (4,072)	(57.3)%
Sonesta Hotels & Resorts®	4	1,168	51.7 %	55.7 %	(4.0) pts	93.14	97.14	(4.1)%	48.14	54.07	(11.0)%	(6,457)	(1,082)	n/m
Full Service Total/Average	7	2,010	49.8 %	51.8 %	(2.0) pts	122.42	126.39	(3.1)%	60.97	65.47	(6.9)%	(12,861)	(5,154)	(149.5)%
Extended Stay and Select Service														
Sonesta ES Suites®	6	768	68.9 %	70.2 %	(1.3) pts	114.68	116.86	(1.9)%	79.02	82.06	(3.7)%	3,054	4,769	(36.0)%
Sonesta Select®	1	155	65.2 %	71.9 %	(6.7) pts	125.30	125.38	(0.1)%	81.75	90.09	(9.3)%	254	638	(60.2)%
Sonesta Simply Suites®	3	377	73.5 %	73.4 %	0.1 pts	89.72	92.26	(2.8)%	65.91	67.76	(2.7)%	(57)	1,417	(104.0)%
Focused Service Total/Average	10	1,300	69.8 %	71.4 %	(1.6) pts	108.24	110.54	(2.1)%	75.54	78.87	(4.2)%	3,251	6,824	(52.4)%
Exit Hotels Total/Average	**17**	**3,310**	**57.7 %**	**59.5 %**	**(1.8) pts**	**$ 115.68**	**$ 118.92**	**(2.7)%**	**$ 66.69**	**$ 70.73**	**(5.7)%**	**$ (9,610)**	**$ 1,670**	**n/m**
All Hotels Total/Average	**94**	**21,243**	**64.1 %**	**63.1 %**	**1.0 pts**	**$ 166.56**	**$ 166.88**	**(0.2)%**	**$ 106.77**	**$ 105.23**	**1.5 %**	**$ 132,961**	**$ 165,455**	**(19.6)%**

* Results of all hotels owned as of December 31, 2025, excluding the results of hotels sold by SVC during the periods presented.

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29

30RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

SERVICE PROPERTIES TRUST

The Company:
SVC is a REIT that owns service-focused retail net lease properties and hotels throughout the United States and in Puerto Rico and Canada.

Management:
SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on both residential and commercial real estate and related businesses. As of December 31, 2025, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Equity Research Coverage

B. Riley Securities, Inc.
John Massocca
(646) 885-5424
jmassocca@brileysecurities.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Jack Armstrong
(212) 214-8022
Jack.Armstrong@wellsfargo.com

Rating Agencies

Moody's Investors Service
Ilia Zaznov
(212) 335-7072
Ilia.zaznov@moodys.com

S&P Global
Diandra Prutton
(917) 231-4054
diandra.prutton@spglobal.com

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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31

32RETURN TO TABLE OF CONTENTS Board of Trustees Christopher J. Bilotto Donna D. Fraiche Rajan C. Penkar Managing Trustee Lead Independent Trustee Independent Trustee Laurie B. Burns William A. Lamkin Adam D. Portnoy Independent Trustee Independent Trustee Chair of the Board & Managing Trustee Robert E. Cramer Independent Trustee Officers Christopher J. Bilotto Brian E. Donley President and Chief Executive Officer Chief Financial Officer and Treasurer Jesse W. Abair Vice President Governance Information Royal Sonesta Kaua`i Resort Lihue, HI

Calculation of FFO, Normalized FFO and CAD

SERVICE PROPERTIES TRUST

(amounts in thousands, except per share data)

See accompanying notes on page 36.

		For the Three Months Ended					For the Year Ended	
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss		$ (782)	$ (46,945)	$ (38,159)	$ (116,435)	$ (76,392)	$ (202,321)	$ (275,526)
Add (Less):	Depreciation and amortization	76,380	74,453	75,030	89,100	94,000	314,963	371,786
	Loss on asset impairment (4)	101	27,067	17,654	37,067	5,182	81,889	56,212
	(Gain) loss on sale of real estate, net (5)	(58,372)	(25,256)	156	(746)	(5,159)	(84,218)	(6,269)
	Adjustments to reflect SVC's share of FFO attributable to an investee	1,146	1,113	1,182	1,200	1,315	4,641	4,347
FFO		18,473	30,432	55,863	10,186	18,946	114,954	150,550
Add (Less):	Loss on early extinguishment of debt, net (6)	2,368	529	–	–	–	2,897	16,181
	Transaction related costs (3)	10,559	2,683	1,345	111	6,894	14,698	6,894
	Adjustments to reflect SVC's share of Normalized FFO attributable to an investee	2,370	266	395	539	2,777	3,570	2,777
	Deferred tax liability (7)	(6,235)	–	–	–	–	(6,235)	–
Normalized FFO		27,535	33,910	57,603	10,836	28,617	129,884	176,402
Add (Less):	Non-cash revenues	(9,847)	(10,142)	(10,624)	(12,205)	(11,519)	(42,818)	(49,280)
	Non-cash interest expense	18,665	9,092	9,900	8,680	8,359	46,337	31,127
	Non-cash expenses	(829)	(246)	(417)	(864)	(944)	(2,356)	(2,448)
	SVC's share of Normalized FFO attributable to an investee	(2,164)	(2,979)	(1,051)	2,208	3,116	(3,986)	5,175
	Principal amortization	(489)	(489)	(490)	(489)	(490)	(1,957)	(1,958)
	Capital expenditures	(95,164)	(42,170)	(37,002)	(41,704)	(81,451)	(216,040)	(293,428)
CAD		$ (62,293)	$ (13,024)	$ 17,919	$ (33,538)	$ (54,312)	$ (90,936)	$ (134,410)
Weighted average common shares outstanding (basic and diluted)		166,353	166,085	165,743	165,615	165,594	165,951	165,338
Basic and diluted per common share amounts:								
Net loss		$ 0.00	$ (0.28)	$ (0.23)	$ (0.70)	$ (0.46)	$ (1.22)	$ (1.67)
FFO		$ 0.11	$ 0.18	$ 0.34	$ 0.06	$ 0.11	$ 0.69	$ 0.91
Normalized FFO		$ 0.17	$ 0.20	$ 0.35	$ 0.07	$ 0.17	$ 0.78	$ 1.07
CAD		$ (0.37)	$ (0.08)	$ 0.11	$ (0.20)	$ (0.33)	$ (0.55)	$ (0.81)

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33

Calculation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

SERVICE PROPERTIES TRUST

(dollars in thousands)

		For the Three Months Ended					For the Year Ended	
		12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net loss		$ (782)	$ (46,945)	$ (38,159)	$ (116,435)	$ (76,392)	$ (202,321)	$ (275,526)
Add (Less):	Interest expense	101,642	107,776	102,679	101,517	99,402	413,614	383,792
	Income tax (benefit) expense	(12,270)	253	457	843	(52)	(10,717)	1,402
	Depreciation and amortization	76,380	74,453	75,030	89,100	94,000	314,963	371,786
EBITDA		164,970	135,537	140,007	75,025	116,958	515,539	481,454
Add (Less):	Loss on asset impairment [4]	101	27,067	17,654	37,067	5,182	81,889	56,212
	(Gain) loss on sale of real estate, net [5]	(58,372)	(25,256)	156	(746)	(5,159)	(84,218)	(6,269)
	Adjustments to reflect SVC's share of EBITDA*re* attributable to an investee	2,959	2,921	3,119	3,172	3,424	12,171	11,844
EBITDA*re*		109,658	140,269	160,936	114,518	120,405	525,381	543,241
Add (Less):	Loss on early extinguishment of debt, net [6]	2,368	529	–	–	–	2,897	16,181
	Adjustments to reflect SVC's share of Adjusted EBITDA*re* attributable to an investee	2,370	266	395	539	2,777	3,570	2,777
	Transaction related costs [3]	10,559	2,683	1,345	111	6,894	14,698	6,894
	General and administrative expense paid in common shares	688	1,271	1,100	653	573	3,712	3,620
Adjusted EBITDA*re*		$ 125,643	$ 145,018	$ 163,776	$ 115,821	$ 130,649	$ 550,258	$ 572,713

See accompanying notes on page 36.

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34

Calculation and Reconciliation of Hotel EBITDA and Adjusted Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Number of hotels	94	160	200	202	206	94	206
Room revenues	$ 224,880	$ 307,089	$ 323,884	$ 266,439	$ 278,614	$ 1,122,292	$ 1,205,461
Food and beverage revenues	50,877	46,780	57,040	48,433	51,129	203,130	197,775
Other revenues	20,702	23,707	23,481	20,091	27,305	87,981	93,469
Hotel operating revenues	296,459	377,576	404,405	334,963	357,048	1,413,403	1,496,705
Rooms expenses	83,366	105,891	104,077	93,909	97,146	387,243	396,855
Food and beverage expenses	41,870	41,552	44,447	40,319	42,634	168,188	162,206
Other direct and indirect expenses	119,528	138,108	135,128	130,912	129,969	523,676	531,511
Management fees	10,397	14,204	15,113	12,485	12,992	52,199	54,738
Real estate taxes, insurance and other	22,343	33,165	32,276	33,565	37,059	121,349	138,221
FF&E Reserves	1,194	1,675	1,737	2,119	1,327	6,725	5,856
Hotel operating expenses	278,698	334,595	332,778	313,309	321,127	1,259,380	1,289,387
Hotel EBITDA	17,761	42,981	71,627	21,654	35,921	154,023	207,318
Transaction related costs (3)	10,133	2,461	1,446	1,317	6,894	15,357	6,894
Adjusted Hotel EBITDA	$ 27,894	$ 45,442	$ 73,073	$ 22,971	$ 42,815	$ 169,380	$ 214,212
Adjusted Hotel EBITDA Margin	9.4 %	12.0 %	18.1 %	6.9 %	12.0 %	12.0 %	14.3 %
Hotel operating expenses (GAAP)	$ 263,431	$ 328,358	$ 328,913	$ 305,840	$ 312,285	$ 1,226,542	$ 1,274,153
Add (Less):							
Transaction related costs (3)	10,133	2,461	1,446	1,317	6,894	15,357	6,894
Adjustments for guaranty fundings and (replenishments), net (2)	3,319	1,480	61	3,412	–	8,272	–
FF&E Reserves from managed hotel operations	1,194	1,675	1,737	2,119	1,327	6,725	5,856
Other (8)	621	621	621	621	621	2,484	2,484
Hotel operating expenses	$ 278,698	$ 334,595	$ 332,778	$ 313,309	$ 321,127	$ 1,259,380	$ 1,289,387

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 36.

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35

36RETURN TO TABLE OF CONTENTS Notes to Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, CAD, EBITDA, EBITDAre, Adjusted EBITDAre, Hotel EBITDA and Adjusted Hotel EBITDA (dollars in thousands) (1) SVC increased rental income by $2,404 and $3,965 for the three months ended December 31, 2025 and 2024, respectively, and increased rental income by $11,222 and $18,541 for the years ended December 31, 2025 and 2024, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (2) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $3,319 and $8,272 for the three months and year ended December 31, 2025, respectively. No adjustment was required for the three months and year ended December 31, 2024. (3) Transaction related costs for the three months and year ended December 31, 2025 of $10,559 and $14,698, respectively, primarily consist of costs related to the sale and renovation of certain hotels, partially offset by the recovery of a working capital reserve related to SVC’s former agreement with Marriott International, Inc. previously deemed uncollectable and expensed in 2021. Transaction related costs for the three months and year ended December 31, 2024 of $6,894 primarily consist of costs related to various labor litigation matters, re-opening costs and other professional fees related to major renovation projects at certain of its hotels. (4) SVC recorded a loss on asset impairment for the three months and year ended December 31, 2025 of $101 and $81,889, respectively, to reduce the carrying value of one net lease property in the three month period, and 28 hotels and four net lease properties in the full year period, to their estimated fair value less costs to sell. SVC recorded a loss on asset impairment for the three months and year ended December 31, 2024 of $5,182 and $56,212, respectively, to reduce the carrying value of three hotels and two net lease properties in the three month period, and ten hotels and ten net lease properties in the full year period, to their estimated fair value or estimated fair value less costs to sell. (5) SVC recorded a net gain on sale of real estate for the three months and year ended December 31, 2025 of $58,372 and $84,218, respectively, in connection with the sales of 66 hotels and one net lease property in the three month period, and 112 hotels and eleven net lease properties in the full year period. SVC recorded a net gain on sale of real estate for the three months and year ended December 31, 2024 of $5,159 and $6,269, respectively, in connection with the sales of eight hotels and three net lease properties in the three month period, and 15 hotels and ten net lease properties in the full year period. (6) SVC recorded a net loss on early extinguishment of debt during the three months and year ended December 31, 2025 of $2,368 and $2,897, respectively, in connection with a make-whole premium and the write off of unamortized deferred financing costs and discounts relating to the redemption of $450,000 of 4.75% senior unsecured notes due 2026 in the the three month period, and a make-whole premium and the write off of unamortized deferred financing costs and discounts relating to the redemptions of $450,000 of 4.75% senior unsecured notes and $350,000 of 5.25% senior unsecured notes both due in 2026 in the full year period. SVC recorded a net loss on early extinguishment of debt during the year ended December 31, 2024 of $16,181 in connection with a make-whole premium and the write off of unamortized deferred financing costs and discounts relating to the redemption of $800,000 of its senior unsecured notes due 2025 and the purchase and satisfaction and discharge pursuant to a cash tender offer of $350,000 of its senior unsecured notes due 2025. (7) SVC recorded a $12,270 income tax benefit during the three months ended December 31, 2025 related to a tax exemption received from tax authorities in Puerto Rico related to SVC’s hotel in San Juan. SVC deducted $6,235 of this benefit from its calculation of Normalized FFO as it relates to a deferred tax liability recorded in 2020 as a result of a book to tax difference previously adjusted from Normalized FFO. (8) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended December 31, 2025 and 2024, related to this liability, and $2,484 for each of the years ended December 31, 2025 and 2024, related to this liability.

37RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures SVC presents certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, CAD, EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA and Adjusted Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels. FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 33. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 33. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to maintain SVC’s REIT distribution requirements, limitations in its debt agreements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and SVC’s dividend yield compared to the dividend yields of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does. Cash Available for Distribution: SVC calculates cash available for distribution, or CAD, as shown on page 33. SVC defines CAD as Normalized FFO minus SVC’s proportionate share of Normalized FFO from its equity method investment, plus operating cash flow distributions from its equity method investment, if any, less real estate related capital expenditures and adjusted for other non-cash and nonrecurring items. CAD is among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other real estate companies and REITs may calculate CAD differently than SVC does. EBITDA, EBITDAre and Adjusted EBITDAre: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 34. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, SVC adjusts for the items shown on page 34. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than SVC does. Hotel EBITDA and Adjusted Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its consolidated statements of income (loss) in accordance with GAAP. Adjusted Hotel EBITDA excludes certain items SVC believes do not reflect the ongoing operating performance of SVC’s hotels. SVC believes that Hotel EBITDA and Adjusted Hotel EBITDA provide useful information to management and investors as a key measure of the profitability of its hotel operations. Non-GAAP Financial Measures and Certain Definitions

38RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Other Definitions Adjusted Hotel EBITDA Margin: Adjusted Hotel EBITDA as a percentage of hotel operating revenues. Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets. Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period. Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA. Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry. Cash Cap Rate: Represents the ratio of the in place annual minimum cash rent divided by the purchase price. Chain Scale: As characterized by STR Inc., a data benchmark and analytics provider for the lodging industry. Chain Scale segments are grouped primarily according to average room rates. Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on December 31, 2025 and were open and operating for the entirety of the periods being compared. There were no non-comparable hotels in the periods presented. Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets of properties held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. Exit Hotels: Exit Hotels represents 17 hotels managed by Sonesta that SVC plans to sell. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. GAAP: is U.S. generally accepted accounting principles. GAAP Cap Rate: Represents the ratio of the annual average minimum cash rent over the life of the lease term divided by the purchase price. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel Capital Improvements and FF&E Reserve Fundings: Generally include the replacement or upgrades of obsolete building components and expenditures that extend the useful life of existing assets or replacement of furniture, fixtures and equipment (FF&E).

39RETURN TO TABLE OF CONTENTS Non-GAAP Financial Measures and Certain Definitions (Continued) Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in SVC’s incentive threshold or owner’s priority returns. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Lease Related Costs: Generally include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Net Lease NOI: SVC calculates net lease net operating income, or Net Lease NOI, as rental income, less net lease operating expenses as presented in its consolidated statements of income (loss) in accordance with GAAP. Non-Cash Expenses: Non-cash expenses represent general and administrative expense paid in common shares and amortization of liabilities relating to SVC’s initial investment in Sonesta and its former investment in The RMR Group, Inc. Non-Cash Interest Expense: Non-cash interest expense represents amortization of debt issuance costs, discounts and premiums. Non-Cash Revenues: Non-cash revenues represent straight-line rent adjustments, lease value amortization, FF&E Reserves, including interest income earned, and the impact of rents prepaid by TA. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Redevelopment and Other Activities: Redevelopment and Other Activities generally include projects that reposition a property or result in new sources of revenue and other non-recurring capital expenditures. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Retained Hotels: Retained Hotels represents 52 hotels managed by Sonesta, 17 hotels managed by Hyatt Hotels Corporation, seven hotels managed by Radisson Hospitality, Inc. and one hotel managed by InterContinental Hotels Group, plc that SVC will continue to own after the Exit Hotels are sold. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. Rolling Four Quarter CAD: Represents CAD for the preceding twelve-month period as of the respective quarter end date. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation, including assets of properties held for sale. Weighted Average Lease Term: The average lease term in years weighted on annualized minimum rent.

40RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: efforts to strengthen SVC’s financial profile and reposition SVC for long term growth; potential acquisitions of net lease properties to further optimize SVC’s portfolio; the execution of additional hotel dispositions, including the expected timing thereof; the advancement of SVC’s deleveraging strategy; SVC’s commitment to strengthen its cash flows for the benefit of its shareholders; the anticipated closing of the net lease mortgage notes transaction; the expected use of proceeds from the net lease mortgage notes transaction; and SVC’s 2026 guidance and related assumptions, including with respect to the displacement from hotel renovations. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SVC's ability and the ability of SVC's tenants and managers to operate under unfavorable market and commercial real estate industry conditions due to, among other things, uncertainties surrounding interest rates and inflation, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, changing tariffs and trade policies and related uncertainty, geopolitical instability and tensions, pandemics, any U.S. government shutdown, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC’s ability to repay or refinance its debts as they mature or otherwise become due; SVC’s ability to raise or appropriately balance the use of debt or equity capital; SVC’s ability to sell properties at prices it targets, and the timing of such sales; continued availability of borrowings under SVC’s revolving credit facility is subject to SVC satisfying certain financial covenants and other credit facility conditions; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility and the VFN; SVC's ability to pay interest on and principal of its debt; the impact of changes in U.S. and foreign government administrative policies, including the imposition of or increases in tariffs and changes to existing trade agreements, on macroeconomic conditions, supply chains and the cost of products SVC’s operators use, and on the results of operations of SVC’s operators and SVC; whether and the extent to which SVC's tenants and managers will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's tenants and managers operate, particularly in those markets in which SVC's properties are located; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to acquire properties that realize its targeted returns; SVC’s ability to identify properties that it wants to acquire or to negotiate acceptable purchase prices, acquisition financing terms, management agreements or lease terms for new properties, or ability to complete acquisitions; potential defaults under SVC's leases and management agreements by its tenants and managers; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC’s ability to engage and retain qualified tenants and managers for its net lease properties and hotels on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by and SVC's ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other man-made or natural disasters beyond its control; the anticipated net lease mortgage notes transaction and expected timing thereof are subject to various conditions and contingencies as are customary in financing agreements in the United States that if not satisfied may delay or prevent the completion of this transaction; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements